Exhibit 99.1

Cohu Reports Third Quarter 2012 Operating Results

POWAY, Calif., October 24, 2012 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2012 third quarter net sales of $57.7 million and GAAP net loss of $1.7 million or $0.07 per share. Net sales for the first nine months of 2012 were $170.4 million and GAAP net loss was $7.1 million or $0.29 per share.

The Company also reported non-GAAP results, with third quarter 2012 net loss of $0.7 million or $0.03 per share and net loss of $2.4 million or $0.10 per share for the first nine months of 2012.

GAAP Results

	Q3 FY 2012	Q2 FY 2012	Q3 FY 2011
Net sales	$ 57.7 million	$ 59.4 million	$ 71.8 million
Net income (loss)	$ (1.7) million	$ (2.1) million	$ 3.4 million
Income (loss) per share	$(0.07)	$(0.09)	$0.14

	9 Months 2012	9 Months 2011
Net sales	$ 170.4 million	$ 242.4 million
Net income (loss)	$ (7.1) million	$ 15.0 million
Income (loss) per share	$(0.29)	$0.61

Non-GAAP Results

	Q3 FY 2012	Q2 FY 2012	Q3 FY 2011
Non-GAAP net income (loss)	$ (0.7) million	$ (0.2) million	$ 5.1 million
Non-GAAP income (loss) per share	$(0.03)	$(0.01)	$0.21

	9 Months 2012	9 Months 2011
Non-GAAP net income (loss)	$ (2.4) million	$ 20.6 million
Non-GAAP income (loss) per share	$(0.10)	$0.84

Sales of semiconductor equipment accounted for 81% of fiscal 2012 third quarter sales. Microwave communications equipment and video cameras and related equipment contributed 12% and 7%, respectively, for the same period.

Orders were $50.1 million for the third quarter of 2012 and $69.8 million for the second quarter of 2012. Orders for semiconductor equipment were $38.5 million in the third quarter of 2012 compared to $59.5 million in the second quarter of 2012. Total consolidated backlog was $54.4 million at September 29, 2012 compared to $62.0 million at June 30, 2012. Cohu expects fourth quarter 2012 sales to be between $45 million and $50 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Orders and sales declined in the third quarter amid weak global economic conditions. Despite the difficult business environment, we had a number of important accomplishments during the quarter including the successful qualification and transfer into production of our new gravity handler at our initial customer and the start-up of pick and place handler manufacturing at our Philippines factory, a key initial step in our manufacturing strategy.”

Donahue concluded, “Uncertainty associated with the U.S. political environment and unfavorable macroeconomic factors continue to be headwinds for the semiconductor industry. We are closely monitoring spending while continuing to invest in key projects that position us for growth when industry conditions improve.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on January 2, 2013 to shareholders of record on November 23, 2012. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and the gain on the sale of a facility. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s new products, expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, October 24, 2012 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
Net sales	$57,748	$71,813	$170,448	$242,409
Cost and expenses:
Cost of sales	39,622	48,458	119,119	163,692
Research and development	9,136	8,824	26,194	27,191
Selling, general and administrative	11,597	11,871	33,514	35,395

	60,355	69,153	178,827	226,278

Income (loss) from operations	(2,607)	2,660	(8,379)	16,131
Interest and other, net (2)	739	114	920	340

Income (loss) before income taxes	(1,868)	2,774	(7,459)	16,471
Income tax provision (benefit)	(119)	(602)	(377)	1,471

Net income (loss)	$(1,749)	$3,376	$(7,082)	$15,000

Income (loss) per share:
Basic	$(0.07)	$0.14	$(0.29)	$0.62

Diluted	$(0.07)	$0.14	$(0.29)	$0.61

Weighted average shares used in computing income (loss) per share (3):
Basic	24,479	24,158	24,421	24,093

Diluted	24,479	24,478	24,421	24,481

(1)	The three- and nine-month periods ended September 29, 2012 and September 24, 2011 were comprised of 13 weeks and 39 weeks, respectively.
(2)	For the three- and nine-month periods ended September 29, 2012, Interest and other income includes a gain on the sale of facility totaling $677,000 related to our metal detection equipment segment, FRL, which was divested in 2006.
(3)	For the three- and nine-month periods ended September 29, 2012, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 29, 2012	December 31, 2011
Assets:
Current assets:
Cash and investments	$110,111	$105,002
Accounts receivable	43,621	41,922
Inventories	68,685	82,689
Deferred taxes and other	11,972	14,203

Total current assets	234,389	243,816
Property, plant & equipment, net	35,669	36,981
Goodwill	57,957	58,060
Intangible assets, net	19,611	21,828
Other assets	949	923

Total assets	$348,575	$361,608

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$1,802	$2,821
Other current liabilities	45,206	49,050

Total current liabilities	47,008	51,871
Deferred taxes and other noncurrent liabilities	17,954	18,706
Stockholders’ equity	283,613	291,031

Total liabilities & stockholders’ equity	$348,575	$361,608

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	September 29, 2012	June 30, 2012	September 24, 2011
Income (loss) from operations - GAAP basis (a)	$(2,607)	$(2,065)	$2,660

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	49	125	101
Research and development	291	337	262
Selling, general and administrative	619	789	560

	959	1,251	923
Amortization of intangible assets included in (c):
Cost of goods sold	855	832	919
Selling, general and administrative	149	154	170

	1,004	986	1,089

Income (loss) from operations - non-GAAP basis (d)	$(644)	$172	$4,672

Net income (loss) - GAAP basis	$(1,749)	$(2,109)	$3,376
Non-GAAP adjustments (as scheduled above)	1,963	2,237	2,012
Tax effect of non-GAAP adjustments (e)	(286)	(291)	(317)
Gain on the sale of FRL facility (f)	(677)	—	—

Net income (loss) - non-GAAP basis	$(749)	$(163)	$5,071

GAAP net income (loss) per share - diluted	$(0.07)	$(0.09)	$0.14

Non-GAAP net income (loss) per share - diluted (g)	$(0.03)	$(0.01)	$0.21

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(4.5)%, (3.5)% and 3.7% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco and the fiscal 2012 acquisition of Duma Video for the three months ended September 29, 2012 and to eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco for the three months ended June 30, 2012 and September 24, 2011.
(d)	(1.1)%, 0.3% and 6.5% of net sales, respectively.
(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.
(f)	To adjust non-GAAP net income for the gain on the sale of our FRL facility.
(g)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended
	September 29, 2012	September 24, 2011
Income (loss) from operations - GAAP basis (a)	$(8,379)	$16,131

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	279	283
Research and development	951	864
Selling, general and administrative	2,024	1,762

	3,254	2,909
Amortization of intangible assets included in (c):
Cost of goods sold	2,534	3,071
Selling, general and administrative	459	537

	2,993	3,608
Income (loss) from operations - non-GAAP basis (d)	$(2,132)	$22,648

Net income (loss) - GAAP basis	$(7,082)	$15,000
Non-GAAP adjustments (as scheduled above)	6,247	6,517
Tax effect of non-GAAP adjustments (e)	(875)	(918)
Gain on the sale of FRL facility (f)	(677)	—

Net income (loss) - non-GAAP basis	$(2,387)	$20,599

GAAP net income (loss) per share - diluted	$(0.29)	$0.61

Non-GAAP net income (loss) per share - diluted (g)	$(0.10)	$0.84

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(4.9)% and 6.7% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco and the fiscal 2012 acquisition of Duma Video for the nine months ended September 29, 2012 and to eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen for the nine months ended September 24, 2011.
(d)	(1.3)% and 9.3% of net sales, respectively.
(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.
(f)	To adjust non-GAAP net income for the gain on the sale of our FRL facility.
(g)	Computed using number of GAAP diluted shares outstanding for each period presented.